Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(6,388,420)
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,468,840
Dividend Income	199,498
Interest Income	100,274
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,618,758)

Expenses
General Partner Management Fees	$62,657
Professional Fees	9,955
Brokerage Commissions	7,713
Directors' Fees and insurance	7,197
Total Expenses	$87,522
Net Income (Loss)	$(1,706,280)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$96,435,903
Additions (200,000 Shares)	5,706,881
Net Income (Loss)	(1,706,280)

Net Asset Value End of Month	$100,436,504
Net Asset Value Per Share (3,550,000 Shares)	$28.29

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596